Exhibit 99.2

Contact:

Robert Kleiber, BUCA, Inc.

612-225-3276

FOR IMMEDIATE RELEASE

BUCA, Inc. Announces Management Resignation

SVP of Operations for Company’s Vinny T’s Unit Resigns

Minneapolis – April 20, 2005 - BUCA, Inc. (NASDAQ: BUCAE) announced that Joseph Kohaut, Senior Vice President of Operations for the Company’s Vinny T’s of Boston restaurants has resigned effective April 30, 2005 to pursue other interests. The Company did not immediately name a replacement.

BUCA, Inc. owns and operates a total of 107 highly acclaimed Southern Italian restaurants including 96 Buca di Beppo and 11 Vinny T’s of Boston in 29 states and the District of Columbia.